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                                     BY-LAWS

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                          LONG ISLAND LIGHTING COMPANY

                             DOING BUSINESS AS LIPA

                                    ARTICLE I

                                  Shareholders

     Section 1.01. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held on such date in each calendar year, not later than the 120 days after the close of the Corporation's preceding fiscal year, and at such place, as shall be fixed by the President and Chief Executive Officer of the Corporation and stated in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the President and Chief Executive Officer of the Corporation or by resolution of the Board of Directors. Special meetings of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice or waiver of notice of the meeting.

     Section 1.03. Notice of Meetings of Shareholders. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mall, not less than ten
(10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the next preceding paragraph.

     Section 1.04. Waivers of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy,


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without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Section 1.05. Quorum. The holders of one-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

     Section 1.06. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

     Section 1.07. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this section. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

     Section 1.08. Qualification of Voters Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, except as expressly provided otherwise in this section and except as otherwise expressly provided in the Certificate of Incorporation of the Corporation. Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

     Section 1.09. Vote of Shareholders. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the Business Corporation Law or by the Certificate of Incorporation of the Corporation, be authorized by a majority of the votes cast at a

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meeting of shareholders by the holders of shares entitled to vote thereon. The vote upon any question before any shareholders' meeting need not be by ballot.

     Section 1.10. Written Consent of Shareholders. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This paragraph shall not be construed to alter or modify the provisions of any section of the Business Corporation Law or any provision in the Certificate of Incorporation of the Corporation not inconsistent with the Business Corporation Law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE II

                                    Directors

     Section 2.01. Management of Business; Qualifications of Directors. The business of the Corporation shall be managed under the direction of its Board of Directors. Directors need not be stockholders. The Board of Directors, in addition to the powers and authority expressly conferred upon it by statute, by the Certificate of Incorporation of the Corporation, by these By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the Constitution and statutes of the State of New York, by the Certificate of Incorporation of the Corporation and by these By-Laws.

     Section 2.02. Number. The number of directors which shall constitute the entire Board of Directors shall be fifteen (15), but this number may be increased and subsequently again increased or decreased by an amendment to these By-Laws, except that the number shall never be less than three (3) and that no decrease shall shorten the term of any incumbent director.

     Section 2.03. Election and Term. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, subject to the provisions of Section 2.05 hereof. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

     Section 2.04. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.05. Removal of Directors. Any or all of the directors may be removed at any time (a) for cause by vote of the shareholders or by action of the Board of Directors or (b) without cause by vote of the shareholders, except as expressly provided otherwise by Section 706 of the Business Corporation Law.

     Section 2.06. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of

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     Directors for any reason except.the removal of directors without cause may be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. The Board of Directors shall fill vacancies occurring in the Board of Directors by reason of the removal of directors without cause. A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

     Section 2.07. Quorum and Vote of Directors. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majority of the entire Board of Directors shall be the act of the Board of Directors, except as expressly provided otherwise in these By-Laws and by the statutes of the State of New York. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time and place.

     Section 2.08. Annual Meeting. The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of shareholders in each year at the same place and no notice of such meeting shall be necessary.

     Section 2.09. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors and held upon notice to the directors.

     Section 2.10. Special Meetings. Special meetings may be called at any time by the President and Chief Executive Officer of the Corporation or by resolution of the Board of Directors. Special meetings shall be held at such places as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors shall be held upon notice to the directors. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless waived, notice of each special meeting of the Board of Directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

     Section 2.11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members committees, each consisting of three (3) or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

     (1) The submission to shareholders of any action that needs shareholders' approval under the Business Corporation Law.


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     (2)  The filling of vacancies in the Board of Directors or in any committee.

     (3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

     (4)  The amendment or repeal of the By-Laws, or the adoption of new
          By-Laws.

     (5) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors. Regular meetings of any such committee shall be held at such times and places as shall from time to time be fixed by such committee and held upon notice to the committee members. Special meetings may be called at any time by any officer of the Corporation or any member of such committee. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a special meeting of the Board of Directors. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of the members of such committee shall be the act of the committee.

                                   ARTICLE III

                                    Officers

     Section 3.01. Election or Appointment; Number. The officers of the Corporation shall be elected or appointed by the Board of Directors. The officers shall be a President and Chief Executive Officer, a Chief Financial Officer, an Executive Director, a General Counsel, a Secretary and such other officers, as the Board of Directors may from time to time determine. Any person may hold two or more offices at the same time, except the offices of President and Secretary. Any officer may, but no officer need, be chosen from among the Board of Directors.

     Section 3.02. Term. Subject to the provisions of Section 3.03 hereof, all officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders, and each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. The Board of Directors may require any officer to give security for the faithful performance of his duties.

     Section 3.03. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     Section 3.04. Authority. The President and Chief Executive Officer of the Corporation shall direct the policy of the Corporation on behalf of the Board of Directors. The other officers shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other

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authority, duties and powers as may be assigned to them from time to time by the
Board of Directors.

                                   ARTICLE IV

                                  Capital Stock

     Section 4.01. Stock: Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the President and Chief Executive Officer and the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

     Section 4.02. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of New York and in these By-Laws. Transfers of stock shall be made on the books of the Corporation (a) in the case of certificated shares, only by the person named in the stock certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before the new certificate shall be issued, or (b) in the case of uncertificated shares, only by the person named on the books of the Corporation as the registered owner of the uncertificated share or by such person's attorney lawfully constituted in writing.

     Section 4.03. Registered Holders. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, rights holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

     Section 4.04. New Certificates. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

                                    ARTICLE V

                                  Miscellaneous

     Section 5.01. Offices. The principal office of the Corporation shall be in Uniondale, County of Nassau, and State of New York. The Corporation may also have offices at other places, within and/or without the State of New York.

     Section 5.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal New York".

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     Section 5.03. Checks. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

     Section 5.04. Fiscal Year. The fiscal year of the Corporation shall begin [the first day of January in each year, and shall end on the thirty-first day of December of such year].

     Section 5.05. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee thereof, if any, and shall keep at the office of the Corporation in the State of New York or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 5.06. Duty of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances in accordance with the provisions of Section 717 of the Business Corporation Law and the provisions of Section 73 and Section 74 of the Public Officers Law. In the event that there shall be any conflict between the Business Corporation Law and the Public Officers Law, the provisions of the Public Officers Law shall control and govern the performance of a director's duty as a director of the Corporation.

     Section 5.07. Indemnification of Trustees, Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify each person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that such person, such person's testator or intestate, is or was a director or officer of the Corporation, or a trustee or officer of Long Island Power Authority (the "Authority") or a director or officer of any subsidiary of the Authority, or, while such director, officer or trustee, serves or served, at the request of the Corporation, the Authority or any subsidiary of the Authority, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees, costs and charges) incurred in connection with such threatened or pending Proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts or omission were committed in bad faith or involved intentional misconduct or a knowing violation of the law, (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (iii) that his or her acts violated Section 719 of the Business Corporation Law of the State of New York, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corpcration has given its prior consent to such settlement or other disposition.

     The Corporation shall, from time to time, advance or promptly reimburse upon request any director, officer or trustee seeking indemnification hereunder the funds necessary for


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payment of expenses (including attorneys' fees, costs and charges) reasonably incurred in connection with any threatened or pending Proceeding in advance of the final disposition thereof upon receipt of a written undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled.

     Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or to advancement of expenses (including attorneys, fees, costs and charges) under any statute, rule, regulation, certificate of incorporation, by-law, resolution of directors or shareholders, insurance policy, contract or otherwise.

     The Corporation is authorized to enter into agreements with any person, including, without limitation, any of its directors or officers, to reflect or confirm the rights and benefits contained in this Section 6.07 and to extend other additional rights to indemnification and to advancement of expenses to any such person to the fullest extent permitted by applicable law, and to set forth procedures for any such person to obtain advancement of expenses and indemnification, but the existence of any such agreement or the failure to enter into any such agreement shall not adversely affect or limit the rights of any such person pursuant to this Section 5.07 or otherwise.

     If a request to be indemnified or for the advancement of expenses pursuant to this Section 5.07 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the person seeking indemnification or advancement of expenses may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the person seeking indemnification or advancement of expenses shall be entitled also to be paid the expenses of prosecuting such claim. In any such judicial proceeding, the Corporation shall have the burden of proving by the preponderance of the evidence that the person seeking indemnification or advancement of expenses is not entitled to indemnification or advances hereunder. Neither the failure of the Corporation (including its board of directors, independent legal counsel or shareholders) to have made a determination that the person seeking indemnification or advancement of expenses is entitled to indemnification or advancement of expenses in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the person seeking indemnification or advancement of expenses is not so entitled shall be a defense to an action or create a presumption that the person seeking indemnification or advancement of expenses is not so entitled.

     Nothing in this Section 5.07 shall restrict the power and the authority of the Corporation to indemnify or advance expenses to, make indemnification agreements and arrangements with, or maintain insurance on behalf of, any employee or agent of the Corporation or any person (whether or not a director, officer, trustee, employee or agent of the Corporation) who serves at the request of the Corporation in any capacity with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


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     If this Section 5.07 or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of This
Section 5.07 shall remain fully enforceable.

     This Section 5.07 shall be given retroactive effect and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act prior to the date of the adoption of this Section 5.07 with respect to any trustee or officer of the Authority or any director or officer of any subsidiary of the Authority other than the Corporation. The right to indemnification or advancement of expenses under this Section 5.07 shall be a contract right.

     Section 5.08. Entire Board of Directors. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 5.09. Amendment of By-Laws. These By-Laws may be amended or repealed and new By-Laws adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that any amendment by the Board changing the number of directors shall require the vote of a majority of the entire Board of Directors and except that any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

     Section 5.10. Section Headings and Statutory References. The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.








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